SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                    ________________________________________

                                    FORM 8-A

                  REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                    ________________________________________


                               CLARK/BARDES, INC.
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                  52-2103926
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

   102 SOUTH WYNSTONE PARK DRIVE, #200                      60010
        NORTH BARRINGTON, ILLINOIS                        (Zip Code)
(Address of Principal Executive Offices)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.|X|

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.|_|

         Securities to be Registered Pursuant to Section 12(b) of the Act:

         Title of Each Class                     Name of Each Exchange on Which
         to be so Registered:                    Each Class is to be Registered:
         --------------------                    -------------------------------
    Common Stock, $0.01 par value                    New York Stock Exchange
   Preferred Share Purchase Rights                   New York Stock Exchange

         Securities to be Registered Pursuant to Section 12(g) of the Act:  None


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the common stock and the associated preferred share purchase rights is hereby incorporated by reference from the description set forth in the section captioned "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3 (Registration No. 333-72232) as filed with the Securities and Exchange Commission (the "SEC") on October 26, 2001, as amended by Amendment No. 1 to the Registration Statement filed with the SEC on November 2, 2001.

ITEM 2.  EXHIBITS.

         1. Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-56799), filed with the SEC on July 12, 1998).

         2. Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-56799), filed with the SEC on July 12,
                  1998).

         3. Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.3 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-56799), filed with the SEC on July 27, 1998).

         4. Certificate of Designation (incorporated herein by reference to Exhibit 3.4 to Amendment No. 2 to the Registrant's Registration Statement on Form S-2 (Registration No. 333-56799), filed with the SEC on August 11, 1998).

         5. Certificate of Amendment of Certificate of Incorporation of Registrant.

         6. Specimen Certificate for shares of common stock, $0.01 par value, of the Company (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-56799), filed with the SEC on July 27, 1998).

         7. Rights Agreement, dated as of July 10, 1998, by and between the Company and The Bank of New York (incorporated herein by reference to Exhibit 4.4 to Registrant's Quarterly Report on Form 10-Q (File No. 000-24769), filed with the SEC on November 16, 1998).


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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          CLARK/BARDES, INC.



                                          By: /s/ Thomas Pyra
                                             -----------------------------------
                                                  Thomas Pyra
                                                  Chief Financial Officer and
                                                  Chief Operations Officer

Dated:   February 19, 2002


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